Exhibit 10.25

                              EMPLOYMENT AGREEMENT

The parties to this Agreement, made as of ____________, 2006, are Adam Lowe, an individual residing at 1251 Bridgewater Walk, Snellville, GA 30078 ("Employee"), and Oncologix Corporation, a Nevada corporation (the "Company"), which is the wholly owned subsidiary of BestNet Communications Corp., a Nevada corporation They have agreed as follows:


                                   1. RECITALS

1.1 The Company
For the purposes of this Agreement, the term, "the Company" shall, where the context indicates, include any present or future parent, subsidiary, or other affiliate of the Company and any successor or assign of the Company.

1.2 Underlying Transaction
This Agreement has been executed and delivered pursuant to a certain Merger Agreement dated _____ 2006 among BestNet Communications Corp., JDA Medical Technologies, Inc. (a Maryland corporation referred to as "JDA"), the Company and Employee. Employee understands and acknowledges that his entry into this Agreement and his performance hereunder are material inducements to BestNet Communications Corp. and the Company to enter into and to perform under the Merger Agreement. Simultaneously with the mutual execution and delivery of this Employment Agreement, approximately eight and three-quarters percent (8 3/4%) of the outstanding capital stock of JDA is being acquired from Employee by BestNet Communications Corp through the Company, and Employee is acquiring approximately three and one-eighth percent (3 1/8%) of the outstanding capital stock of BestNet Communications Corp.

1.3 Employee's Relationship and Expertise.
Employee is a consultant to JDA. On the basis of his considerable familiarity with and expertise in the medical device industry and governmental regulation of such industry and his knowledge and managerial experience in that industry, the Company desires to engage Employee as an executive officer of the Company and Employee desires to be employed as such with the Company, under its new ownership. In formulating the provisions of this Agreement, the parties have understood and recognized that the Company is engaged in the medical device business ("Business") and that the market for any business of such nature is worldwide and not limited to any particular geographical area.

1.4 Purpose of Agreement.
Employee and the Company desire to provide for Employee's employment by the Company upon the terms and conditions set forth in this Agreement.

                             2. TERMS OF EMPLOYMENT

2.1 Employment and Term.
The Company will employ Employee, and Employee hereby accepts employment with the Company, for an initial term commencing on the date first shown above, and continuing for a period of two (2) years until and including _____, 2008 (the "Initial Term"), unless such employment is earlier terminated as provided herein. this Agreement shall, however, be renewed automatically, on the same terms for successive one-year terms (the Initial Term and, if the period of employment is so renewed, such additional period(s) of employment are collectively referred to herein as the "Term") unless terminated by written notice given by either party to the other at least 60 days prior to the end of the applicable Term.

2.2 Duties.
(a) Employee shall initially serve in the capacity of President and Chief Operating Officer, reporting to the Chief Executive Officer and the Board of Directors of the Company.

(b) Employee agrees to devote approximately all of his working time, attention and energies to the performance of the business of the Company and any of its affiliates or subsidiaries by which he may be employed; and Employee shall not, except as disclosed on Schedule 2.2 hereto, directly or indirectly, alone or as a member of any partnership or other organization, or as an officer, director or employee of any other corporation, partnership, or other organization, be actively engaged in or concerned with any other duties or pursuits which interfere with the performance of his duties hereunder, or which, if non-interfering, may be, in the reasonable determination of the Board of Directors of the Company, in its sole discretion, inimical or contrary to the best interests of the Company, except duties or pursuits specifically authorized by the Board of Directors of the Company.

(c) Employee further agrees to accept election and to serve during all or any part of the Term as a director of the Company without any compensation therefor other than that specified in this Agreement, if elected to such position by the stockholders of the Company.

2.3 Compensation.
(a) The Company shall pay Employee, and Employee shall accept, as full compensation for all services rendered hereunder, a salary and the other compensation and benefits provided hereunder. Employee's Base Salary shall be at an annual rate of $180,000, payable in approximately equal installments at such intervals as are consistent with the Company's pay periods for salaried executives and such other benefits and/or allowances as are permitted to him from time to time by the Board of Directors in its sole discretion. Notwithstanding anything herein to the contrary, all payments required to be made hereunder by the Company to Employee, or his estate or beneficiaries, shall be subject to the withholding of such amounts as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation.

(b) Employee shall be eligible to participate in retirement, group insurance, medical, dental, vacation and any other plans or programs of substantially similar character as are made generally available to executive employees of the Company. All such benefits are to be provided by the Company, subject to the terms of any welfare or pension plan sponsored by the Company.

(c) The Company shall reimburse Employee for all reasonable expenses incurred by him in the performance of his duties pursuant to this Agreement in accordance with the Company's policies concerning the reimbursement of expenses.

2.4 Termination of Employment.
(a) Death. Employee's employment hereunder shall terminate in the event of his death. Except for any salary and benefits accrued, vested and unpaid as of the date of any such termination and except for any benefits to which Employee or his heirs or personal representatives may be entitled under and in accordance with the terms of any employee benefit plan, policy or program maintained by the Company, the Company shall be under no further obligation hereunder to Employee or his heirs or personal representatives, and Employee or his heirs and personal representatives no longer shall be entitled to receive any payments or any other rights or benefits under this Agreement.

(b) Disability. The Company may terminate Employee's employment hereunder for "Disability" if an independent physician mutually selected by Employee or his representative and the Board of Directors or its designee has determined that Employee is unable to perform the essential functions of his job, with or without accommodation, as contemplated by this Agreement, by reason of a physical or mental illness or other condition continuing for more than sixty
(60) consecutive days or for shorter periods aggregating more than one hundred twenty (120) days in any period of twelve (12) consecutive months. In the event of such Disability, Employee shall be entitled to receive any salary and benefits accrued, vested and unpaid as of the date of any such termination and any benefits to which Employee may be entitled under and in accordance with the terms of any Employee benefit plan, policy or program maintained by the Company. In the event of termination for Disability, the Company shall be under no further obligation hereunder to Employee, and Employee no longer shall be entitled to receive any other payments, rights or benefits under this Agreement.

(c) Termination by the Company for Cause. The Company may terminate Employee's employment hereunder for "Cause", which for the purposes of this Agreement shall mean any of the following which are susceptible of cure that have not been cured within a reasonable time after notice in writing to the Employee: (i) the willful or material breach by Employee of any of the terms of this Agreement;
(ii) Employee's conviction of (or plea of guilty or nolo contendere with respect to) any theft, fraud or crime involving moral turpitude or crime or offense involving money or other property of the Company or any affiliate of the Company or which constitutes a felony in the jurisdiction involved; (iii) the engaging by Employee in willful misconduct which is injurious to the Company or its affiliates, monetarily or otherwise, including without limitation any act or acts that in the reasonable opinion of the Company's Board of Directors, give rise to a material risk of liability for discrimination or sexual or other forms of harassment or other similar liabilities to subordinate employees; (iv) insubordination of a material nature; (v) gross negligence by Employee with respect to his or her services to the Company; (vi) continued and repeated substantive violations of reasonable, specific written directions of the Company's Board of Directors, which directions are consistent with this Agreement and Employee's position as an officer or continued and repeated failure to perform duties assigned by or pursuant to this Agreement or in accordance with the policies of the Company except by reason of disability as hereinabove defined; (vii) any material breach by Employee of the Proprietary Information and Inventions Agreement between the Company and Employee; (viii) any material breach by Employee of his fiduciary duty to the Company, including any misappropriation of a corporate opportunity; or (ix) excessive absenteeism, except as shall have been caused by disability as hereinabove defined. In the event of termination for Cause, the Company shall be under no further obligation hereunder to Employee, and Employee no longer shall be entitled to receive any other payments, rights or benefits under this Agreement. Following any termination for Cause, the Company shall have such rights and remedies as may be available to it for any breach of this Agreement or otherwise.

(d) Termination by the Company other than for Cause. The Company may terminate Employee's employment hereunder at any time for any reason other than for Cause; provided that the Company has given Employee ninety (90) days' written notice of termination, which termination shall be effective upon expiration of the notice period. In the event of such termination, (i) Employee shall be entitled to receive payment of a lump sum severance benefit equal to his cumulative salary at the rate in effect at the time of termination for the remainder of the then current Term or for three (3) months, whichever is less, and shall also be entitled to receive any salary and benefits accrued, vested and unpaid as of the date of any such termination and any benefits to which Employee may be entitled under and in accordance with the terms of any Employee benefit plan, policy or program maintained by the Company. Upon Employee's receipt of such severance benefit, salary and benefits, (i) the Company shall be under no further obligation hereunder to Employee and Employee no longer shall be entitled to receive any payments or any other rights or benefits under this Agreement or otherwise.

(e) Termination by Employee for Good Reason. Notwithstanding anything herein to the contrary, Employee shall be entitled to terminate his employment hereunder for "Good Reason" without breach of this Agreement. As used herein, "Good Reason" shall mean: (i) any material breach of this Agreement by the Company which has not been cured within a reasonable time after receipt of notice thereof from employee; (ii) the Company becomes insolvent, as evidenced by its inability to meet its obligations in the ordinary course of business; (iii) any reduction in Employee's Salary (other than a proportional reduction affecting executive employees of the Company generally, in which case Employee's salary shall not be reduced below ninety percent (90%) of the salary specified above); or (iv) removal of Employee from a senior position with the Company. In the event of such termination by Employee, Employee shall nonetheless be entitled to receive a severance benefit equal to a salary at the rate in effect at the time of termination for the remainder of the then current Term or for three (3) months, whichever is less. Except for such severance benefit and except for any salary and benefits accrued, vested and unpaid as of the date of such termination, Employee no longer shall be entitled to receive any payments or any other rights or benefits under this Agreement, and the Company shall have no further obligation hereunder or otherwise to Employee following any such termination.


       3. PROPRIETARY INFORMATION AND INVENTIONS; COVENANT NOT TO COMPETE

3.1 Company Ownership of Intellectual Property.
Employee agrees that all processes, discoveries, formulas, improvements, technologies, designs and inventions ("Inventions"), including new contributions, improvements, ideas and discoveries, whether patentable or not, conceived, developed, invented or made solely by Employee, or jointly with others, during the Employment Term, within the scope of his employment, shall belong to the Company or its affiliates. Employee shall further: (a) promptly disclose such Inventions to the Company; (b) assign to the Company, without additional compensation, all patent and other rights to such Inventions, whether patentable or unpatentable, including all substitute, continuation-in-part and reissue applications, patents of addition and confirmation relative thereto, for the United States of America and foreign countries; (c) sign all papers necessary to carry out the foregoing; and, (d) give testimony in support of inventorship. The Company agrees that Employee owns all right, title and interest in and to any Invention made during his employment by JDA that was made outside normal working hours and outside his scope of employment with JDA.

3.2 Covenant Not to Compete.
(a) Employee acknowledges that his duties under this Agreement and the services he will provide to the Company are of a special, unique, unusual and extraordinary character, which gives this Agreement particular value to the Company, and that it would be difficult to employ any individual or individuals to replace Employee in the performance of such duties and services. Therefore, in consideration of this Agreement and of the Merger Agreement and his receipt of BESC capital stock as recited above, Employee agrees that during his employment by the Company, and for a period of one (1) year after termination of this Agreement for any reason, including expiration of the term of this Agreement, Employee shall not, directly or indirectly, as owner, partner, joint venturer, stockholder, employee, broker, agent, principal, trustee, corporate officer, director, or in any capacity whatsoever engage in, become financially interested in, be employed by, render any consultation or business advice with respect to, or have any connection with, any business engaged in the design or manufacture of products which, either separately or as part of a system, are used or useful for the treatment of cancer by radiation in any geographic area where, at the time of the termination of his employment, the business of the Company or any of its affiliates was being conducted or was proposed to be conducted; provided, however, that Employee may own any securities of any corporation which is engaged in such business and is publicly owned and traded but in an amount not to exceed at any one time two percent (2%) of any class of stock or securities of such corporation.

(b) Employee acknowledges that the Company intends to conduct business on a world-wide basis, that its sales and marketing prospects are for continued expansion into world markets and that, therefore, the territorial and time limitations set forth in Section 3.2(a) are reasonable and properly required for the adequate protection of the business of the Company and its affiliates. In the event any such territorial or time limitation is deemed to be unreasonable by a court of competent jurisdiction, Employee agrees to the reduction of the territorial or time limitation to the area or period which such court deems reasonable.

3.3. Confidentiality.
Employee agrees, while employed by the Company and thereafter, directly or indirectly, not to disclose or use to the detriment of the Company or any of its affiliates (the term "affiliates" as used in this Agreement is understood to mean subsidiaries, and parent and brother/sister corporations of the Company) or for the benefit of any other person or firm, any confidential information or trade secrets which are not readily available in the public domain (including, but not limited to, the identity and particular needs of any customer of the Company or any of its affiliates, the methods and techniques of the business of the Company or any of its affiliates, the marketing plans and objectives of the Company or any of its affiliates, the formula of any product of the Company or any of its affiliates) of the Company or any of its affiliates. Such confidential information or trade secrets shall not include information that (i) became known to Employee prior to disclosure by the Company; (ii) is or subsequently becomes generally available to the public without Employee's breach of this Agreement; (C) is obtained by Employee from a third party having a right to disclose such information; or (D) except as limited below, is required by law, governmental order or decree to be disclosed by Employee. Furthermore, Employee shall deliver promptly to the Company upon termination of employment, or at any time the Company may so request, all memoranda, notes, records, reports, manuals, drawings, blueprints, formulas, and other documents (and all copies thereof) relating to the business of the Company or any of its affiliates and all property associated therewith, then possessed or under the control of Employee.

3.4 Remedies for Breach.
The parties acknowledge that the legal remedies for breach of the covenants contained in this Article 3 are inadequate, and therefore agree that, in addition to any or all other remedies available to either of them in the event of a breach or a threatened breach of any covenant contained therein, either party (which in the case of the Company, includes any of its affiliates) may:
   (a) Obtain preliminary and permanent injunctions against any and all such actions, and
   (b) Seek to recover from the other party monetary damages to the party alleging a breach by the other party arising from such breach or threatened breach and all costs and expenses (including attorneys' fees) incurred by party alleging a breach in enforcement of such covenants.

3.5 Survival.
This Article 3 shall survive any termination of Employee's employment hereunder unless otherwise provided herein.

                          4. GENERAL AND MISCELLANEOUS

4.1. Notices.
All notices, requests, consents and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if sent by private overnight mail service (delivery confirmed by such service), registered or certified mail (return receipt requested and received), telecopy (confirmed receipt by return fax from the receiving party) or delivered personally, in each case to the following addresses, or such other address as either party may from time to time specify by notice given to the other party in the manner specified herein. Any notice to be given by the Company hereunder to Employee shall be in proper form if signed by an officer or director (excluding Employee) of the Company giving notice. Any such notices shall be deemed to be given on the date delivered in the manner provided above (including the receipt of confirmation as provided above).Until one party shall advise the other in writing to the contrary, notices shall be deemed delivered:
   (a) To the Company if delivered to a director or the highest-ranking officer (excluding Employee) of the Company, or, if mailed, certified or registered mail, postage prepaid to: the Company at its principal place of business at 2850 Thornhills Avenue, Suite 104, Grand Rapids, MI 49546, with a copy to Stephen T. Meadow, Esq., Firetag, Stoss & Dowdell, P.C., 1747 East Morten, Suite 107, Phoenix. Arizona. 85020.
   (b) To Employee at the address set forth at the head of this Agreement.

4.2. Benefit.
This Agreement shall bind and inure to the benefit of Employee and his heirs and personal representatives, and the Company, and its parent, subsidiaries, affiliates, successors and assigns; provided that any transferee, assignee or successor shall be bound by the obligations of the Company hereunder. Employee may not assign any rights or delegate any obligations hereunder without the prior written consent of the Company.

4.3. Governing Law.
This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Arizona, without regard to its conflicts of laws principles. The parties consent to the exclusive jurisdiction of the federal and/or state courts sitting in the State of Arizona.

4.4. Severability.
The provisions of Paragraphs 3.2 and 3.4 of this Agreement are severable and the invalidity of any one or more of such provisions does not affect or limit the enforceability of the remaining provisions or paragraphs of this Employment Agreement. Furthermore, should any court of last resort determine that any of the provisions of Paragraph 3.2 are unenforceable because unreasonable as to time and geographical area, such provisions shall be interpreted as though such provisions had originally been within the limits that such court finds to be reasonable.

4.5. Headings.
The Headings in this Agreement are solely for convenience of reference and shall not affect its interpretation.

4.6. No Waiver.
No failure on the part of any party hereto at any time to require the performance by any other party of any term of this Employment Agreement shall be taken or held to be a waiver of such term or in any way affect such party's right to enforce such term, and no waiver on the part of either party of any term of this Agreement shall be taken or held to be a waiver of any other term hereof or the breach thereof.

4.7. Entire Agreement; Written Modifications.
This instrument contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior arrangements or understandings concerning Employee's employment by the Company; all representations, promises and prior or contemporaneous understandings relating to Employee's employment by the Company are merged into and expressed in this instrument. This Agreement shall not be amended, modified or supplemented without the written agreement of the parties at the time of such amendment, modification or supplement.

4.8 Counterparts.
This Agreement may be executed in separate counterparts, each of which when so executed shall be an original but all of such counterparts shall together constitute but one and the same instrument.

4.9 Disputes.
Any dispute, disagreement, claim or controversy arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with, or simultaneously with this Agreement, or any breach of this Agreement ("Dispute") shall be subject to the negotiation, mediation and arbitration provisions contained herein. Each party to a Dispute shall make every reasonable effort to meet in person and confer for the purpose of resolving the Dispute by good faith negotiation before resorting to any legal proceedings or any other dispute resolution procedure. If the Dispute cannot be settled through negotiation, the parties shall make every reasonable effort to settle the Dispute by mediation by a single mediator qualified to consider the matter in dispute before resorting to any legal proceedings or any other dispute resolution procedure. If a Dispute cannot be settled through mediation, the Dispute shall be finally settled by arbitration to be held in Phoenix, Arizona, under the Rules of Commercial Arbitration of the American Arbitration Association by a panel of three (3) arbitrators qualified to consider the matter in dispute. The arbitrators may grant injunctions or other relief in such dispute or controversy. The decision of a majority of the arbitrators shall be final, conclusive and binding upon the parties to the arbitration; and any party shall be entitled to cause judgment on the decision or award of the arbitrators to be entered in any court of competent jurisdiction. Any party may initiate a mediation or an arbitration by providing written notice of the mediation or arbitration, as the case may be (the "Dispute Notice"), to the other parties, which Dispute Notice shall state the name of initiating party, briefly state the matter to be mediated or arbitrated, and, if applicable, name a person whom such party has nominated to act as mediator. If, within thirty (30) days after the date of the Dispute Notice, the parties have not agreed among themselves as to the identity of the mediator, then any party may immediately refer this matter for resolution by the American Arbitration Association. The parties shall each pay their pro rata share (according to the number of parties involved in the Dispute) of the costs, deposits and expenses of the mediator. The prevailing party in the arbitration shall be awarded its attorneys' fees and expenses in addition to all other relief awarded by the arbitrators.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first above written.

                                         ONCOLOGIX CORPORATION, a
                                         Nevada corporation


                                         By:      ____________________________

                                         Its:     ____________________________


                                         EMPLOYEE:


                                         ---------------------------------
                                         ADAM LOWE